UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2007 (October 1, 2007)

CARE INVESTMENT TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2007, Care Investment Trust Inc. (the “Company”) and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. (“Care QRS”), and Care Mezz QRS 2007 RE Holdings Corp. (“Care Mezz”), entered into a master repurchase agreement (the “Agreement”) with Column Financial, Inc. (“Column”), an affiliate of Credit Suisse Securities LLC which is an affiliate of Credit Suisse, one of the underwriters of the Company’s June 2007 initial public offering. This type of lending arrangement is often referred to as a “warehouse facility.”

The material terms and conditions of the Agreement are discussed in response to Item 2.03 below, which is hereby incorporated by reference into this “Item 1.01. Entry into a Material Definitive Agreement.”

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Agreement sets forth the terms under which the Company, through its subsidiaries, may sell and Column may purchase, certain loans held by the subsidiaries of the Company, subject to the satisfaction of customary conditions in the Agreement. The Agreement provides an initial line of credit of up to $300 million (which may be increased to an aggregate amount of $400 million for a period of sixty days preceding the entry by the Company and/or its subsidiaries into a CDO (as hereinafter defined) where Column and/or an affiiliate is (i) at least the joint lead manager and (ii) the sole structuring agent, as determined by Column in its sole discretion, such a provision is commonly referred to as an “accordion provision”) that will enable the Company, through its subsidiaries, to leverage its loan portfolio by effectively entering into a series of sales to Column of the underlying loans. The actual seller of the loans will be Care QRS (or Care Mezz for mezzanine loans), and the Company will guarantee Care QRS’s and Care Mezz’s obligations under the Agreement. In exchange for selling loans to Column, the Company’s subsidiaries may receive up to 50% of the value of each loan sold based upon Column’s underwriting of such loan and will agree to repurchase each loan from Column at a future date. From the time of sale until the time of repurchase, the Company’s subsidiaries will pay Column a monthly price differential payment (the equivalent of interest) which will be set at 0.75% over LIBOR for the first eight (8) months of the Agreement and 1% over LIBOR thereafter. The Agreement does not require the Company’s subsidiaries to pay a penalty or premium for repurchasing a loan before its scheduled repurchase date, unless the Company’s subsidiaries repurchase a loan for the purpose of contributing it to a collateralized debt obligation (“CDO”) package where Credit Suisse is not either the lead or co-lead arranger, in which case an exit fee would be payable by the subsidiaries of the Company.

Column has the right to issue margin calls in certain situations which the Company’s subsidiaries generally must satisfy in cash within one (1) day. Column’s ability to issue a margin call under the Agreement is triggered if, as a result of each of the conditions listed below, a reduction in the value of the loans sold to Column greater than the lesser of 1% of the amount then outstanding under the line of credit or $1 million, occurs:

•	the asset value of any loan sold to Column is less than the price at which such loan was sold to Column,
•

the Company exceeds a defined concentration limit relating to the operator of the underlying borrower of such loan at a point in time which is six (6) months following entering into the Agreement or a CDO Transaction (as defined in the Agreement),

•

the Company exceeds a defined concentration limit relating to anything other than the operator of the underlying borrower of such loan at a point in time which is the earlier of (a) four (4) months following a CDO Transaction (as defined in the Agreement) or (b) a point in time when more than half of the line of credit is outstanding, and

•	Column determines that any portion of the loans sold by Care QRS to Column would receive a rating below BBB+.

The Agreement contains certain financial covenants that require the Company to:

•

Maintain minimum liquidity of at least $10 million plus an amount equal to $10,000,000 multiplied by a fraction equal to the maximum amount by which the aggregate purchase price of the outstanding transactions under the Agreement has exceeded $100,000,000 at any time since the effective date divided by $200,000,000;

•

Maintain minimum adjusted tangible net worth (as defined in the Agreement) of not less than $250 million, plus an amount equal to $83,333,333 multiplied by a fraction equal to the maximum amount by which the aggregate purchase price of the outstanding transactions under the Agreement has exceeded $300,000,000 at any time since the effective date divided by $100,000,000;

•	Ensure that the Company’s ratio of indebtedness to adjusted tangible net worth does not exceed 4:1; and
•	Generate a net quarterly profit each fiscal quarter.

The Agreement provides for specified events of default including, without limitation, if the Company and/or the Company’s subsidiaries fail to:

•	make any payment due under the Agreement,
•	comply with certain covenants set forth in the Agreement, including the financial covenants referred to above, or
•	repurchase all of the loans purchased by Column within 120 days following a change in control of the Company.

A “change in control” shall be deemed to have taken place if, among other things, any of the following occur:

•	any person or group obtains 30% or more of the voting control of the Company,
•	CIT Healthcare LLC ceases to be the external manager to the Company or Care QRS, and the Company or Care QRS does not engage a substitute manager within 90 days acceptable to Column,
•	CIT Healthcare LLC and its affiliates cease to own at least 15% of the voting control of the Company, or
•	CIT Group and its affiliates cease to own at least 51% of the membership interests in CIT Healthcare LLC.

The Agreement provides for a three (3)-year term and may be terminated by Column at any time on not less than one (1) year’s notice.

Item 7.01. Regulation FD Disclosure.

Care Investment Trust Inc. is issuing a press release, dated October 2, 2007, relating to its entry into the Agreement with Column, as discussed in Items 1.01 and 2.03 above, the text of which is hereby incorporated by reference into this “Item 7.01. Regulation FD Disclosure” and is attached hereto as Exhibit 99.1.

The information disclosed in this Item 7.01, and the corresponding exhibit listed under Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Care Investment Trust Inc. dated October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARE INVESTMENT TRUST INC.
By:	/s/ Robert O’Neill
Robert O’Neill Chief Financial Officer, Treasurer and Secretary

October 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Care Investment Trust Inc. dated October 2, 2007.